Exhibit 5.1

[Skadden Letterhead]

May 6, 2015

Anchor BanCorp Wisconsin Inc.

25 West Main Street

Madison, Wisconsin 53703

Re:	Anchor BanCorp Wisconsin Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Anchor BanCorp Wisconsin Inc., a Delaware corporation (the “Company”), in connection with the Shelf Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of up to 2,044,122 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) to be sold by Chris M. Bauer, Holly Cremer, Richard A. Bergstrom, Martin S. Friedman, William T. James, David L. Omachinski, Pat Richter, Thomas G. Dolan, Martha M. Hayes, Scott McBrair, Mark D. Timmerman, Ronald R. Osterholz, Capital Z Partners III, L.P., Capital Z Partners Management, LLC, Bridge Equities III, LLC and Financial Opportunity Fund LLC (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the By-laws of the Company, as amended to date and currently in effect; (v) a specimen certificate representing the Common Stock; (vi) certain resolutions of the Board of Directors of the Company; and (vii) the Stock Purchase Agreements, dated on or around August 12, 2013, between the Company and the Selling Stockholders (the “Stock Purchase Agreements”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Anchor BanCorp Wisconsin Inc.

May 6, 2015

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed the Company received the consideration for the Shares pursuant to the Stock Purchase Agreements.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The Shares may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Rules and Regulations under the Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that with respect to any Shares to be offered by the Selling Stockholders pursuant to the Registration Statement, the Shares have been duly authorized by all corporate action on the part of the Company and were validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP